Exhibit 32.2

Exhibit 32.2 Section 1350 Certifications.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer of Speedemissions, Inc. (the “Company”), certifies that, to the best of his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael S. Shanahan
Michael S. Shanahan
Chief Financial Officer
November 10, 2008